 EXHIBIT 10.19

Loan and security agreement.

This Loan and Security Agreement ("Agreement") is made this ______ day of May 2020 between SLCI1, LLC, a Colorado limited liability company ("Lender") and Allied Corp., a Delaware corporation ("Borrower").

In consideration of the loan agreed to be made, the security interest granted, and the other covenants and agreements made by this Agreement, and for other good and valuable consideration, the receipt and sufficiency of all of which are acknowledged, the parties Agreement agree as follows:

1. Purpose of Agreement. The purpose of this agreement is to establish the terms upon which Lender will make a loan to Borrower.

2. Definitions. The following terms shall have the following meanings:

(a). "Obligations" shall mean all sums due and payable by Borrower (i) to Lender with respect to the Loans (together with all other sums due under the Loan Documents) or (ii) to Lender, or its affiliates and subsidiaries pursuant to any Related Documents.

(b). "Collateral" shall mean the property of Borrower set forth on attached Exhibit A, and all additions, attachments and successions to it, all replacements of it, all substitutions for it and all cash and non-cash proceeds of such property.

(c). "Loan Documents" shall mean this Agreement, all exhibits to it, and all notes, financing statements and other documents executed pursuant to this Agreement or contemplated by it or executed to provide further assurance to Lender with respect to collection of sums under this Agreement or under the Notes.

(d). "Note" or "Notes" shall mean the Promissory Notes executed and delivered by Borrower pursuant to Section 3 of this Agreement.

(e). "Related Documents" shall mean any accounts, leases, agreements, undertakings or other arrangements other than the Loan Documents, to which Borrower is a party or by which it is bound and to which Lender and its affiliates and its subsidiaries are also a party.

3. Loans.

(a). Lender agrees to make loans to Borrower (the "Loans") upon Borrower's request, in principal amounts designated by Borrower, subject to the following conditions:

(i)	Each Loan shall be evidenced by a Promissory Note in the form of the annexed Exhibit B, which Promissory Note shall be executed and delivered by Borrower to Lender contemporaneously with the making of such Loan;

(ii)	The proceeds of each Loan shall be used solely to fund the ordinary working capital needs of the Borrower; and

(iii)	Borrower is not then in default under any obligations.

4. Representations. To induce Lender to enter into this Agreement, Borrower makes the following representations and warranties on which it agrees Lender is entitled to rely:

(a). Borrower is duly organized, validly existing and in good standing under the laws of the state of Nevada and is duly qualified and in good standing under the laws of those states in which the present conduct of its business requires that it be qualified to do business.

(b). The execution, delivery and performance of this Agreement and all other Loan Documents are within the Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's charter, bylaws or other corporate records, or of any indenture, agreement or undertaking to which the Borrower is a party or by which it is bound.

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(c). Borrower is the owner of the Collateral free of any lien, security interest or other encumbrance.

(d). This Agreement and the related documents which are exhibits to it have been properly executed on behalf of Borrower and, upon execution by Lender, this Agreement and the related documents and the transactions contemplated by it, will be the valid and binding obligation of Borrower, fully enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy and the laws of creditors' rights generally.

(e). The Collateral will be located at Borrower's facility at 8999 Jim Bailey Rd., Kelowna, BC Canada V4V 1S4.

5. Covenants of Borrower. While this Agreement continues in effect, and while any sum payable under the terms of the Loan Documents is outstanding, Borrower covenants and warrants to Lender that it will, unless the prior written consent of the Lender to do otherwise is obtained:

(a). Continue its existence in good standing in all states in which the conduct of its business requires Borrower to be qualified to do business and in good standing.

(b). Keep the Collateral free of any lien, security interest or other encumbrance and defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest adverse to Lender.

(c). Give Lender written notice of each location at which the Collateral is or will be kept other than for temporary processing, storage or similar purposes and, except to the extent such notice is given, all Collateral shall be kept at Borrower's current business address.

6. Insurance.  Borrower will insure the Collateral against all insurable casualties and risks. All insurable proceeds shall be payable to Lender, and copies of all policies or certificates of insurance shall be furnished to Lender. Borrower will pay all premiums due or to become due for such insurance.

7. Grant of Security Interests.

(a). As security for the payment and satisfaction of all Obligations, Borrower grants to Lender a security interest in the Collateral, wherever located, whenever acquired by Borrower, together with all substitutions and replacements and renewals.  The security interest shall be pursuant to that certain Deed of Trust set forth as Exhibit C hereto.

(b). The security interest granted by Borrower to Lender pursuant to this Agreement upon perfection shall be an indefeasible lien and security interest with respect to the Collateral prior to any other liens or encumbrances on the Collateral.

(c). Lender shall, in addition to all other rights granted in this Agreement, have all the rights and benefits available to a secured party under the terms of the Personal Property Security Registration System in effect in the province of British Columbia Canada.

(d). Borrower agrees to execute all financing statements which Lender may request Borrower to execute to further evidence and to perfect Lender's security interest in the Collateral and to do all other acts or things and execute all other documents which may be required to further perfect and protect Lender's security interest in the Collateral.

(e). At such time as all of the Obligations arising in connection with the Loans are repaid, Lender will, at Borrower's expense, execute releases of financing statements and return any of the Collateral then in Lender's possession and do all such other acts and things and execute all such documents as may be necessary to release the security interest granted to Lender.

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8. Events of Default, Acceleration. The following shall constitute events of default and shall entitle Lender to exercise Lender's rights and remedies under this Agreement, including but not limited to those specified in Section 9.

(a). The failure of Borrower to pay any of the amounts due under the Obligations (whether such Obligations are pursuant to the Loan Documents or the Related Documents) as and when due and payable.

(b). The determination that any material representation or warranty of Borrower contained in this Agreement or any other Loan Document is not true, accurate and complete and is materially misleading.

(c). The failure of Borrower to perform, observe or comply with any of the provisions of the Loan Documents or the Related Documents.

(d). The filing of any petition for relief under the Bankruptcy Code or any similar federal or state statute by or against Borrower or the principals of Borrower or the failure by Borrower or the principals of Borrower to generally pay their debts as they become due.

(e). An application for the appointment of a receiver for the making of a general assignment for the benefit of creditors by, or the insolvency of, Borrower or the principals of Borrower.

(f). The dissolution, merger, consolidation or reorganization of Borrower.

(g). If there is any change of control of Borrower, whether voluntary or involuntary, by sale, merger, consolidation, reorganization or otherwise.

9. Remedies. In the event of a default, Lender may, at its option, and without notice to Borrower, declare the unpaid balance of the Notes to be immediately due and payable. In this event (and in addition to all of its rights, powers and remedies under this Agreement), Lender shall have all of the rights and remedies of a secured party under the Personal Property Security Registration System in effect in the province in which Borrower's principal place of business and/or the Collateral is located and under other applicable laws. Borrower, upon demand by Lender, shall assemble the Collateral and make it available to Lender at a place designated by Lender which is mutually convenient to both parties. Lender or its agents may enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable or to sell or otherwise dispose of it.

Any written notice of the sale, disposition or other intended action by Lender with respect to the Collateral which is required by applicable laws and is sent by regular mail, postage prepaid, to Borrower at the address of Borrower, or such other address of Borrower which may from time to time be shown on Lender's records, at least 5 days prior to such sale, deposition or other action, shall constitute reasonable notice to Borrower. Borrower shall pay on demand all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by or on behalf of Lender, (a) in enforcing the Note and (b) in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting or otherwise disposing of the Collateral. All of such costs and expenses (collectively, the "Liquidation Costs"), together with interest at a per annum rate of interest which is equal to the Default Rate (as defined by the Notes), shall be paid by Borrower to Lender on demand and shall constitute and become a part of the debt secured hereby. Any proceeds of sale or other disposition of the Collateral will be applied by Lender to the payment of Liquidation Costs and any balance of such proceeds will be applied by Lender to the payment of the remaining Obligations or sums due under the Loan Documents in such order and manner of application as Lender may from time to time in its sole discretion determine.

10. Deficiency. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations in connection with the Term Loan, Borrower shall remain liable to Lender for any deficiency.

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11. Remedies Cumulative. Each right, power and remedy of Lender as provided for in this Agreement or in the Loan Documents or existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in the Loan Documents or existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lender of any one or more of such rights powers or remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights powers or remedies.

12. Waiver. No failure by Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of the Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement of any such breach, or preclude Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any sum due under the Loan Documents or any of the Obligations, Lender shall not be deemed to have waived the right either to regular payment when due of all other sums due under the Loan Documents or Obligations, or to declare a default for failure to effect such payment of any such other sum due Lender.

13. Expenses. Borrower shall pay to Lender on demand any and all expenses incurred or paid by Lender in establishing, defending, protecting or enforcing its security interest or rights upon or under the Loan Documents or with respect to the Collateral or in collecting all amounts due, including, without limitation, all of Lender's reasonable attorneys fees, accountants and appraisers fees, fees of auctioneers and selling agents, costs of taking possession, repair and refurbishing of the Collateral, cost of sale of the Collateral and cost of perfecting or protecting any security interest in the Collateral, and the cost of filing all financing statements or other documents required to perfect Borrower's security interest, including but not limited to all recording costs and taxes. All of such sums shall be deemed to be additional amounts due under this Agreement.

14. Miscellaneous. The paragraph headings of this Agreement are for convenience only, and shall not limit or otherwise affect any of the terms. Neither this Agreement nor any term, condition, covenant or agreement of it may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. Lender reserves the right to assign the Promissory Notes to be executed by Borrower provided the terms and conditions of the notes shall remain the same. This Agreement shall be governed by the laws of the Province of British Columbia, Canada, and shall be binding upon the successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender. As used in this Agreement, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require, and the term "person" shall include an individual, a corporation, an association, a partnership, a trust and an organization. Unless varied by this Agreement, all terms which are defined by the Personal Property Security Registration System in the province of British Columbia Canada shall have the same meanings under this Agreement as assigned to them by the Personal Property Security Registration System. All covenants, agreements, representations and warranties made by Borrower shall survive the making of the Loans and the execution and delivery of the Note, and shall continue in full force and effect until all of the obligations arising in connection with the Loans are repaid.

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In witness, the parties executed this Agreement on behalf of each of the parties by their respective duly authorized officers and subscribed on the day written above.

BORROWER:	LENDER:

ALLIED CORP.	SLCI, LLC

By:	By:
Calum Hughes,	Ted Harris,
Chief Executive Officer	Manager

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SCHEDULE A

72ft x 122ft x 12ft Cannabis Facility Xtreme Cubes inclusive of all equipment on Invoice #1490 / Quote 2933 and Change Orders 1-5	Xtreme Cubes Corporation

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